Exhibit 99.2

Percussion Petroleum II, LLC
Consolidated Financial Report
Years ended December 31, 2022 and 2021

2

Independent Auditor’s Report

To the Members of
Percussion Petroleum II, LLC
Report on the Audit of the Consolidated Financial Statements
Opinion
We have audited the consolidated financial statements of Percussion Petroleum II, LLC and its subsidiaries, which comprise the consolidated balance sheets as of December 31, 2022 and 2021, and the related consolidated statements of operations, changes in members’ equity, and cash flows for the years ended December 31, 2022 and 2021, and the related notes to the consolidated financial statements.
In our opinion, the accompanying consolidated financial statements present fairly, in all material respects, the financial position of Percussion Petroleum II, LLC and its subsidiaries as of December 31, 2022 and 2021, and the results of their operations and their cash flows for the years ended December 31, 2022 and 2021 in accordance with accounting principles generally accepted in the United States of America.
Basis for Opinion
We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Consolidated Financial Statements section of our report. We are required to be independent of Percussion Petroleum II, LLC, and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Responsibilities of Management for the Consolidated Financial Statements
Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.
In preparing the consolidated financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about Percussion Petroleum II, LLC’s ability to continue as a going concern for one year after the date that the consolidated financial statements are issued (or when applicable, one year after the date that the consolidated financial statements are available to be issued).

The Members of
Percussion Petroleum II, LLC
Auditor’s Responsibilities for the Audit of the Consolidated Financial Statements
Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the consolidated financial statements.
In performing an audit in accordance with GAAS, we:
•Exercise professional judgment and maintain professional skepticism throughout the audit.
•Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.
•Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Percussion Petroleum II, LLC’s internal control. Accordingly, no such opinion is expressed.
•Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated financial statements.
•Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about Percussion Petroleum II, LLC’s ability to continue as a going concern for a reasonable period of time.
We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control–related matters that we identified during the audit.
Supplementary Information
Our audit was conducted for the purpose of forming an opinion on the consolidated financial statements as a whole. The unaudited supplemental disclosures in Note 12 are presented for purposes of additional analysis and is not a required part of the consolidated financial statements. Such information is the responsibility of management and was derived from and relates directly to the underlying accounting and other records used to prepare the consolidated financial statements. The information has been subjected to the auditing procedures applied in the audit of the consolidated financial statements and certain additional procedures, including comparing and reconciling such information directly to the underlying accounting and other records used to prepare the consolidated financial statements or to the consolidated financial statements themselves, and other additional procedures in accordance with auditing standards generally accepted in the United States of America. In our opinion, the information is fairly stated in all material respects in relation to the consolidated financial statements as a whole.

/s/ Weaver and Tidwell, L.L.P.

WEAVER AND TIDWELL, L.L.P.

Houston, Texas
April 28, 2023, except for unaudited supplemental information described in Note 12, as to which the date is June 30, 2023

Percussion Petroleum II, LLC
Consolidated Balance Sheets
December 31, 2022 and 2021

	2022	2021
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$52,828,210	$44,389,962
Accounts receivable - oil and gas sales	32,652,426	33,346,039
Accounts receivable - other	5,063,936	6,039,727
Prepaid expenses & other	734,714	501,494
Inventory	13,456,868	152,760
Total current assets	104,736,154	84,429,982

OIL AND GAS PROPERTIES, full cost
Proved and unproved properties	621,942,573	430,200,640
Other property & equipment	3,325,826	2,385,699
Accumulated depreciation, depletion and amortization	(101,440,354)	(24,169,391)
Total oil and gas properties, net	523,828,045	408,416,948

OTHER ASSETS
Debt issuance costs, net	2,985,013	2,702,734
Operating lease - right-of-use asset	2,482,471	—
Total other assets	5,467,484	2,702,734

TOTAL ASSETS	$634,031,683	$495,549,664

LIABILITIES AND MEMBERS’ EQUITY
CURRENT LIABILITIES
Accounts payable and accrued liabilities	$77,509,820	$42,029,709
Revenue and taxes payable	25,007,550	33,030,928
Current portion of derivative liabilities, net	47,917,115	38,453,943
S/T operating lease - right-of-use liability	553,408	—
Total current liabilities	150,987,893	113,514,580

NON-CURRENT LIABILITIES
Asset retirement obligations	2,968,630	2,933,898
Long-term debt	220,000,000	145,000,000
Long-term portion of derivative liabilities	41,281,685	40,254,245
Other non-current liabilities	—	103,977
L/T operating lease - right-of-use liability	2,076,610	—
Total non-current liabilities	266,326,925	188,292,120

Total liabilities	417,314,818	301,806,700

MEMBERS’ EQUITY	216,716,865	193,742,964

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$634,031,683	$495,549,664

The Notes to the Consolidated Financial Statements are an integral part of these statements.

Percussion Petroleum II, LLC
Consolidated Statements of Operations
Years ended December 31, 2022 and 2021

	2022	2021
REVENUES
Oil and gas revenue	$372,305,896	$121,988,251
Realized loss on oil and gas derivatives	(158,824,698)	(14,476,038)
Total revenues	213,481,198	107,512,213

OPERATING EXPENSES
Lease operating expense	51,244,719	12,999,230
Production and ad valorem taxes, net	23,585,010	7,408,083
Marketing, transportation, and gathering expenses	7,563,674	4,730,754
Minimum volume commitment deficiency fees	3,837,319	2,010,132
General and administrative expenses	6,569,599	4,564,334
Transaction cost	700,106	—
Depreciation, depletion, amortization, and accretion	77,626,266	24,333,286
Total operating expenses	171,126,693	56,045,819

Income from operations	42,354,505	51,466,394

OTHER INCOME (EXPENSE)
Interest expense, net	(13,206,864)	(3,690,255)
Other income	4,084,720	648,092
Net unrealized loss on oil and gas derivatives	(11,136,460)	(76,986,541)
Total other expense	(20,258,604)	(80,028,704)

NET INCOME/(LOSS)	$22,095,901	($28,562,310)

The Notes to the Consolidated Financial Statements are an integral part of these statements.

Percussion Petroleum II, LLC
Consolidated Statements of Changes in Members’ Equity
Years ended December 31, 2022 and 2021

Members’ Equity

Balance, January 1, 2021	$405,273

Contributions	221,900,001

Net (Loss)	(28,562,310)

Balance, December 31, 2021	193,742,964

Contributions	878,000

Net income	22,095,901

Balance, December 31, 2022	$216,716,865

The Notes to the Consolidated Financial Statements are an integral part of these statements.

Percussion Petroleum II, LLC
Consolidated Statements of Cash Flows
Years ended December 31, 2022 and 2021

CASH FLOWS FROM OPERATING ACTIVITIES	2022	2021
Net income/(loss)	$22,095,901	($28,562,310)
Adjustments to reconcile net income/(loss) to cash provided by operating activities
Depreciation, depletion, amortization, and accretion	77,626,266	24,333,286
Amortization of debt issuance costs	1,024,313	339,699
Change in fair value of oil and gas derivatives	11,136,460	76,986,541
ASC 842 - non-cash lease expense	97,577	—
Changes in operating assets and liabilities:
Accounts receivable - oil and gas sales	1,669,404	(39,385,766)
Inventory	(13,304,108)	(152,760)
Prepaid expenses	(287,227)	(445,022)
Accounts payable and accrued liabilities	(18,718,286)	59,180,951
Settlement of ARO	(173,491)	—
Net cash provided by operating activities	81,166,809	92,294,619

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisitions of oil and gas properties	(10,003,224)	(356,910,245)
Capital expenditures	(360,197,133)	(52,834,392)
Proceeds from sale of assets	223,840,515	—
Additions to other property and equipment	(940,127)	(2,349,678)
Net cash used in investing activities	(147,299,969)	(412,094,315)

CASH FLOWS FROM FINANCING ACTIVITIES
Contributions	878,000	221,900,001
Net proceeds from credit agreement	145,000,000	145,000,000
Repayment of debt	(70,000,000)	—
Deferred financing costs	(1,306,592)	(3,042,433)
Net cash provided by financing activities	74,571,408	363,857,568

Net increase in cash and cash equivalents	8,438,248	44,057,872

CASH AND CASH EQUIVALENTS, beginning of year	44,389,962	332,090

CASH AND CASH EQUIVALENTS, end of year	$52,828,210	$44,389,962

SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES
Change in proved properties for asset retirement obligation activity:
Liabilities incurred upon acquisition and development	$231,650	$2,761,751
Capital expenditures accrued in accounts payable	$48,397,998	$17,694,252
OTHER SUPPLEMENTAL CASH FLOW INFORMATION
Interest paid	$12,900,251	$1,600,695
Cash paid for operating leases	$596,577	$—

The Notes to the Consolidated Financial Statements are an integral part of these statements.

Percussion Petroleum II, LLC
Notes to Consolidated Financial Statements

Note 1. Organization and Principles of Consolidation
Organization
Percussion Petroleum II, LLC and subsidiaries (collectively, the Company) is a Delaware limited liability company formed February 27, 2020. The Company is engaged in the acquisition, development, and operation of oil & gas properties located primarily in the state of Texas.
The following entities have been included in the consolidated financial statements:
Percussion Petroleum Management II, LLC (Percussion Management II) is a wholly owned subsidiary of the Company and acts as management of the Company. Percussion Petroleum Operating II, LLC (Percussion Operating II) is a wholly owned subsidiary of the Company and acts as operators of the properties owned by the Company. Percussion Petroleum Intermediate II, LLC (Percussion Intermediate II) is a wholly owned subsidiary of the Company.
Principles of Consolidation
The consolidated financial statements include the accounts of entities the Company controls. All intercompany transactions and balances have been eliminated.
Note 2. Summary of Significant Accounting Policies
Basis of Accounting
The Company prepares its consolidated financial statements in accordance with United States generally accepted accounting principles (U.S. GAAP). Accounting principles and the methods of applying these principles that materially affect the determination of financial position, results of operations, and cash flows are summarized below.
Reclassification
Certain reclassifications have been made to prior year reported numbers to conform with current year presentation for comparability purposes. No changes to net income or retained earnings were made.
Estimates and Uncertainties
The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires the Company’s management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates.
Significant assumptions are required in the valuation of proved oil and gas reserves which may affect the amount at which oil and gas properties are recorded, provisions for depletion and impairment of oil and gas properties. Estimation of asset retirement obligations is based on estimates regarding the timing and cost of future asset abandonments. Estimation of production volumes near period end is required in order to determine the amount of oil and gas revenue receivable at period end. Estimates of the fair value and settlement value of derivative instruments are inherently imprecise. It is possible these estimates could be revised in the near term and these revisions could be material.

Percussion Petroleum II, LLC
Notes to Consolidated Financial Statements
Cash and Cash Equivalents
Cash and cash equivalents include cash in bank accounts with initial maturities of less than three months.
Credit Risk
The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash.
Accounts Receivable - Oil and Gas Sales
Accounts receivable – oil and gas sales include amounts due from oil and gas purchasers. Accounts receivable include accrued revenues due under normal trade terms, generally requiring payment within 30 days of production. No interest was charged in 2022 or 2021 on past due balances. The Company’s allowance for doubtful accounts is determined based upon reviews of individual accounts, historical losses, existing economic conditions and other pertinent factors. No allowance was recorded as of December 31, 2022 or 2021, respectively.
Inventory
Inventory is added to the books upon the purchase of supplies (inclusive of freight and sales tax costs) to use on well sites, and inventory is reduced by material transfers for inventory usage based on the initial invoiced value. The Company reports inventory balances at the lower of cost or market value and excludes inventory balances from depletion calculations. During 2022, the Company purchased materials and supplies inventories in bulk to lock in prices with certain vendors.
Commodity Derivative Financial Instruments
The Company uses derivative instruments to manage market risks resulting from fluctuations in the prices of crude oil, natural gas and NGLs. The Company enters into derivative contracts, including price swaps, basis swaps and collars, which require payments to (or receipts from) counterparties based on the differential between a fixed price and a variable price for a fixed quantity of crude oil, natural gas and NGLs without the exchange of underlying volumes. The notional amounts of these financial instruments are based on expected production from existing wells. The Company may also use exchange traded futures contracts and option contracts to hedge the delivery price of crude oil at a future date.
The Company follows the provisions of FASB ASC 815, Derivatives and Hedging, as amended. It requires that all derivative instruments be recognized as assets or liabilities in the balance sheet, measured at fair value and marked-to-market at the end of each period. Any realized gains and losses on settled derivatives, as well as mark-to-market gains or losses, are aggregated and recorded to gain (loss) on derivative instruments, net on the statement of operations. See Note 5 for a description of the derivative contracts into which the Company has entered.
The Company utilizes commodity price swaps, basis swaps, and collars (purchased put options and written call options) to (i) reduce the effects of volatility in price changes on the crude oil and natural gas commodities it produces and sells, (ii) reduce commodity price risk and (iii) provide a base level of cash flow in order to assure it can execute at least a portion of its capital spending.

Percussion Petroleum II, LLC
Notes to Consolidated Financial Statements
All derivative instruments are recorded in the Company’s balance sheet as either assets or liabilities measured at their fair value (see Note 4). The Company has not designated any derivative instruments as hedges for accounting purposes and does not enter into such instruments for speculative trading purposes. If a derivative does not qualify as a hedge or is not designated as a hedge, the changes in the fair value are recognized in the Company’s statement of operations as a gain or loss on derivative instruments. Mark-to-market gains and losses represent changes in fair values of derivatives that have not been settled. The Company’s cash flow is only impacted when the actual settlements under the derivative contracts result in making or receiving a payment to or from the counterparty. These cash settlements represent the cumulative gains and losses on the Company’s derivative instruments for the periods presented and do not include a recovery of costs that were paid to acquire or modify the derivative instruments that were settled, as applicable.
The Company has master netting agreements on individual derivative instruments with certain counterparties and therefore the current assets and liabilities are netted in the consolidated balance sheets and the non-current assets and liabilities are netted in the consolidated balance sheets for contracts with these counterparties.
Other Property and Equipment
Other property and equipment is stated at cost. Repairs and maintenance are charged to expense as incurred, with additions and improvements being capitalized. Upon sale or other retirement of depreciable property, the cost and accumulated depreciation are removed from the related accounts and any gain or loss is reflected in the consolidated statements of operations.
Depreciation is provided based on the straight-line method based on the estimated useful lives of the depreciable assets as follows:

Computers and software	3-10 years
Vehicles	5 years
Leasehold improvements	Lease term
Furniture and fixtures	10 years
Machinery and equipment	5-10 years
Depreciation expense on other property and equipment was $2,613,421 and $90,805 for the years ended December 31, 2022 and 2021, respectively, and is included in depreciation, depletion, amortization and accretion in the consolidated statements of operations.
Proved Oil and Natural Gas Properties
The Company follows the full cost method of accounting for crude oil and natural gas operations whereby all costs related to the exploration and development of crude oil and natural gas properties are initially capitalized into a single cost pool (full cost pool). Capitalized costs include land acquisition costs, geological and geophysical expenses, carrying charges on non-producing properties, costs of drilling directly related to acquisition, and exploration activities. Internal costs that are capitalized are directly attributable to acquisition, exploration and development activities and do not include costs related to the production, general corporate overhead or similar activities. Costs associated with production and general corporate activities are expensed in the period incurred. As of December 31, 2022 and 2021, the Company held leasehold interests on acreage in various counties in Texas. The

Percussion Petroleum II, LLC
Notes to Consolidated Financial Statements
Company capitalized $408,033,330 and $70,528,644 of costs to the full cost pool for the years ended December 31, 2022 and 2021, respectively for capital expenditures to develop their reserve base.
Proceeds from property sales will generally be credited to the full cost pool, with no gain or loss recognized, unless such a sale significantly alters the relationship between capitalized costs and the proved reserves attributable to these costs. A significant alteration would typically involve a sale of 25% or more of the proved reserves related to a single full cost pool.
Capitalized costs associated with impaired properties and capitalized cost related to properties having proved reserves, plus the estimated future development costs and asset retirement costs, are depleted and amortized on the unit-of-production method based on the estimated gross proved reserves as determined by petroleum engineers on at least an annual basis. The costs of unproved properties are withheld from the depletion base until such time as they are either developed or abandoned. When proved reserves are assigned or the property is considered to be impaired, the cost of the property or the amount of the impairment is added to costs subject to depletion and full cost ceiling calculations. Depletion expense on proved property was $74,657,542 and $24,070,334 for the years ended December 31, 2022 and 2021, respectively, and is included in depreciation, depletion, amortization and accretion in the consolidated statement of operations.
The Company evaluates capitalized costs annually for impairment using the full cost ceiling test method of accounting. Capitalized costs of crude oil and natural gas properties may not exceed an amount equal to the present value, discounted at 10% per annum, of the estimated future net cash flows from proved crude oil and natural gas reserves plus the cost of unproved properties. Should capitalized costs exceed this ceiling, impairment is recognized. The present value of estimated future net cash flows is computed by applying the 12-month average price of crude oil and natural gas to estimated future production of proved crude oil and natural gas reserves as of year-end, less estimated future expenditures to be incurred in developing and producing the proved reserves and assuming continuation of existing economic conditions. Such present value of proved reserves' future net cash flows excludes future cash outflows associated with settling asset retirement obligations that have been accrued on the balance sheets. Should this comparison indicate an excess carrying value, the excess is charged to earnings as an impairment expense. Each part of this calculation is subject to a large degree of judgment, including the determination of the depletable fields’ estimated reserves, future net cash flows and fair value. For the years ended December 31, 2022 and 2021, the Company did not realize an impairment of its proved properties.
Debt Issuance Costs
Debt issuance costs consist of costs directly attributable to the acquisition of debt financing. These costs are capitalized as non-current other asset charges and amortized over the life of the credit instrument obtained. During the years ended December 31, 2022 and 2021, the Company capitalized $1,306,592 and $3,042,433 of debt issuance costs and for the years then ended recognized $1,024,313 and $339,699 of amortization related to debt issuance costs, respectively, which is included in interest expense on the consolidated statements of operations. As of the years ended December 31, 2022 and 2021, the Company had net debt issuance costs of $2,985,013 and $2,702,734, respectively.
Accounts Payable, Accrued Liabilities and Revenue and Taxes Payable
Accounts payable and accrued liabilities consist primarily of vendor obligations under normal trade terms for services rendered or products received. Accrued liabilities include revenue collected on

Percussion Petroleum II, LLC
Notes to Consolidated Financial Statements
behalf of mineral interest owners to be disbursed subsequent to year-end and prepayments from working interest owners for future expenses and accrued capital expenditures.
Asset Retirement Obligations
The Company accounts for its asset retirement obligations in accordance with FASB ASC Topic 410, Asset Retirement and Environmental Obligations. Asset retirement obligations consist of estimated costs of dismantlement, removal, site reclamation and similar activities associated with oil and gas properties. A liability is recorded when the fair value of the asset retirement obligation can be reasonably estimated and recognized in the period a legal obligation is incurred. A liability is incurred when a well is drilled and completed. The liability amounts are based on future retirement cost estimates and incorporate many assumptions, such as expected economic recoveries of oil and gas, time to abandonment, future inflation rates and the adjusted risk-free rate of interest.
The retirement obligation is recorded at its estimated present value at the asset's inception with an offsetting increase to proved properties in the consolidated balance sheets. This addition to proved properties represents a non-cash investing activity for purposes of the consolidated statements of cash flows. After initially recording the liability, it accretes for the passage of time and the related cost of capital, with the increase reflected as accretion expense in the consolidated statements of operations.
Revenue Recognition
The Company’s revenues are primarily derived from its interests in the sale of oil and natural gas production. The Company recognizes revenue from its interests in the sales of oil and natural gas in the period that its performance obligations are satisfied. Performance obligations are satisfied at a point in time when the customer obtains control of product, when the Company has no further obligations to perform related to the sale, when the transaction price has been determined and when collectability is probable. The sales of oil and natural gas are made under contracts which have been negotiated with purchasers, which typically include variable consideration that is based on pricing tied to local indices and volumes delivered in the current month. The Company receives payment from the sale of oil and natural gas production from one to three months after delivery. At the end of each month when the performance obligation is satisfied, the variable consideration can be reasonably estimated and amounts due from customers are accrued in trade accounts receivable, on the consolidated balance sheet. Variances between the Company’s estimated revenue and actual payments are recorded in the month the payment is received, however, differences have been and are insignificant. Accordingly, the variable consideration is not constrained.
The Company does not disclose the value of unsatisfied performance obligations under its contracts with customers as it applies the practical expedient in accordance with ASC 606. The expedient, as described in ASC 606-10-50-14(a), applies to variable consideration that is recognized as control of the product is transferred to the customer. Since each unit of product represents a separate performance obligation, future volumes are wholly unsatisfied, and disclosure of the transaction price allocated to remaining performance obligations is not required.
The Company’s oil is typically sold at delivery points under contracts terms that are common in the energy industry. The Company’s natural gas produced is delivered to various purchasers at agreed upon delivery points under a limited number of contract types that are also common in the energy industry. Regardless of the contract type, the terms of these contracts compensate the well operators for

Percussion Petroleum II, LLC
Notes to Consolidated Financial Statements
the value of the oil and natural gas at specified prices, and then the well operators will remit payment to the Company for its share in the value of the oil and natural gas sold.
Concentrations
Substantially all of the Company’s accounts receivable are due from participants in the oil and natural gas exploration and production industry and represent oil and natural gas production proceeds receivable.
Trade accounts receivable are generally unsecured. An allowance for doubtful accounts is determined based on a review of accounts and past history. At December 31, 2022 and 2021, it was determined that no allowance was needed.
Environmental Regulation
Exploration and development and the production and sale of oil and gas are subject to extensive federal, state, provincial, tribal, and local regulations. Management believes it is in substantial compliance with currently applicable laws and regulations and that continued substantial compliance with existing requirements will not have a material adverse effect on our financial position, cash flows or results of operations. However, current regulatory requirements may change, currently unforeseen resource or environmental incidents may occur or past non-compliance with environmental laws or regulations may be discovered. Environmental compliance costs, including ongoing maintenance and monitoring, are expensed as incurred.
Equity-Based Compensation
The Company accounts for the Incentive Units in accordance with the provisions of FASB ASC Topic 710, Compensation – Generally due to the payouts being consistent with profit sharing of the Company based on substantive terms of the instruments. Due to the nature of the Incentive Units, no value is attributed and no expense recognized at the date of issuance, and amounts earned by holders of the Incentive Units will be charged to compensation expense in the period in which they are earned and can be reasonably estimated and deemed probable.
Income Taxes
The Company is organized as a limited liability company and is considered a pass through entity for federal income tax purposes. As a result, income or losses are taxable or deductible to the members rather than at the Company level; accordingly, no provision has been made for federal income taxes in the accompanying consolidated financial statements. In certain instances, the Company is subject to state taxes on income arising in or derived from the state tax jurisdictions in which it operates.
State income tax positions are evaluated in a two-step process. The Company first determines whether it is more likely than not that a tax position will be sustained upon examination. If a tax position meets the more likely than not threshold, it is then measured to determine the amount of expense to record in the consolidated financial statements. The tax expense recorded would equal the largest amount of expense related to the outcome that is 50% or greater likely to occur. The Company classifies any potential accrued interest recognized on an underpayment of income taxes as interest expense and classifies any statutory penalties recognized on a tax position taken as operating expense. Management of the Company has not taken a tax position that, if challenged, would be expected to have a material effect on the consolidated financial statements as of December 31, 2022 and 2021, respectively.

Percussion Petroleum II, LLC
Notes to Consolidated Financial Statements
The Company did not incur any penalties or interest related to its state tax returns during the years ended December 31, 2022 and 2021.
Under the new centralized partnership audit rules effective for tax years beginning after 2017, the Internal Revenue Service (IRS) assesses and collects underpayments of tax from the partnership instead of from each partner. The partnership may be able to pass the adjustments through to its partners by making a push-out election or, if eligible, by electing out of the centralized partnership audit rules.
The collection of tax from the partnership is only an administrative convenience for the IRS to collect any underpayment of income taxes including interest and penalties. Income taxes on partnership income, regardless of who pays the tax or when the tax is paid, are attributed to the partners. Any payment made by the partnership as a result of an IRS examination will be treated as a distribution from the partnership to the partners in the consolidated financial statements.
Significant Accounting Policy for Leases
In February 2016, the FASB issued ASU 2016-02 Leases (Topic 842). The objective of this standard was to increase the transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing arrangements. Classification of leases as either a finance or operating lease will determine the recognition, measurement, and presentation of expenses. This standard does not apply to leases to explore for or use minerals, oil or natural gas resources, including the right to explore for those natural resources and rights to use the land in which those natural resources are contained.
The Company completed an assessment of existing contracts, as well as future potential contracts, to determine the impact of the new accounting guidance on its Consolidated Financial Statements and related disclosures. The evaluation process included review of contracts for drilling rigs, office facilities, compression services, field vehicles and equipment, general corporate leased equipment, and other existing arrangements to support its operations that may contain a lease component. The Company’s evaluation process did not include review of its mineral leases as they are outside the scope of ASC Topic 842.
The Company adopted this guidance on January 1, 2022, the transition date, using the simplified transition method described in ASU 2018-11 which allows entities to continue to apply historical accounting guidance in the comparative periods presented in the year of adoption. Accordingly, prior period amounts in the Company’s financial statements are not adjusted and continue to be reported in accordance with historical accounting guidance.
The Company elected the package of practical expedients within ASU 2016-02 that allows an entity to not reassess, prior to the effective date, (i) whether any expired or existing contracts are or contain leases, (ii) the lease classification for any expired or existing leases or (iii) initial direct costs for any existing leases. Additionally, the Company elected the practical expedient under ASU 2018-01 to not evaluate existing or expired land easements not previously accounted for as leases prior to the effective date. The Company made an accounting policy election not to apply the lease recognition requirements to short-term leases. See Note 11. Leases for further information.

Percussion Petroleum II, LLC
Notes to Consolidated Financial Statements
Subsequent Events
The Company has evaluated subsequent events from December 31, 2022, the date of the consolidated balance sheets, through April 28, 2023, the date these consolidated financial statements were available for issuance.
Note 3. Acquisition/Disposition of Oil and Gas Property
During the year ended December 31, 2022, the Company divested certain non-core acreage in the Delaware Basin to several unrelated third-party buyers for approximately $223.8 million in net proceeds. The Company used the net proceeds from the transactions to reduce debt and fund working capital. The aggregate net proceeds were recognized as a reduction of oil and gas properties with no gain or loss recognized as they did not significantly alter the relationship between capitalized costs and estimated proved reserves. Transaction costs as incurred during 2022 were $700,106 and are reported on the consolidated statements of operations for the year then ended.
During the year ended December 31, 2021, the Company entered into a purchase agreement to acquire certain producing oil and natural gas properties for a purchase price of approximately $356 million in cash. As part of the acquisition, the purchase price included up to three earn-out payments of $25.0 million per year for each of 2023, 2024 and 2025 if the average daily settlement price of NYMEX West Texas Intermediate (“NYMEX WTI”) crude oil exceeds $60 per barrel for such year. As the transaction was deemed to be an asset acquisition, the contingent consideration related to the earn-out payments will be recognized when the payments become probable and reasonably estimable in accordance with ASC 450.
Note 4. Fair Value Measurements
Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Where available, fair value is based on observable market prices or parameters or derived from such prices or parameters. Where observable prices or inputs are not available, valuation models are applied. These valuation techniques involve some level of management estimation and judgment, the degree of which is dependent on the price transparency for the instruments or market and the instruments’ complexity.
Current accounting guidance provides a framework for measuring fair value and establishes a fair value hierarchy that prioritizes the inputs used to measure fair value, giving the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three levels are as follows:
Level 1: Inputs are unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.
Level 2: Inputs include quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability (i.e., interest rates, yield curves, etc.), and inputs that are derived principally from or corroborated by observable market data by correlation or other means (market corroborated inputs).
Level 3: Significant inputs are unobservable and reflect the Company's assumptions about the assumptions that market participants would use in pricing an asset or liability, based on the best information available.

Percussion Petroleum II, LLC
Notes to Consolidated Financial Statements
The Company attempts to use valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs. In measuring the fair value of its assets and liabilities, the Company uses market data or assumptions that it believes market participants would use in pricing an asset or liability, including assumptions about risk when appropriate. A financial instrument’s level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement.
The fair value of production derivative assets and liabilities are valued using an option pricing model with primarily level 1 inputs, including underlying commodity price, strike price and volatility of similar instruments in observable markets. This is categorized as level 2, using the market approach.
The following tables present the classification of assets (liabilities) measured at fair value on a recurring basis by level at December 31, 2022 and 2021, respectively:
2022

	Level 1	Level 2	Level 3	Total
Liability - current
Commodity derivative instruments	$—	$47,917,115	$—	$47,917,115

Liability - non-current
Commodity derivative instruments price swap contracts	—	41,281,685	—	41,281,685

Total financial liability	—	89,198,800	—	89,198,800

Net financial liability	$—	$89,198,800	$—	$89,198,800
2021

	Level 1	Level 2	Level 3	Total
Liability - current
Commodity derivative instruments	$—	$38,453,943	$—	$38,453,943

Liability - non-current
Commodity derivative instruments price swap contracts	—	40,254,245	—	40,254,245

Total financial liability	—	78,708,188	—	78,708,188

Net financial liability	$—	$78,708,188	$—	$78,708,188
Note 5. Commodity Derivative Financial Instruments
Commodity derivative instruments may take the form of collars, swaps or other derivatives indexed to WTI, NYMEX or other commodity price indexes.
Such derivative instruments will not exceed anticipated production volumes, are expected to have a reasonable correlation between price movements in the futures market and the spot markets where the Company’s production is sold, and are authorized by the Board of Managers. Derivatives are expected to be realized as related production occurs, but may be terminated earlier if anticipated downward price

Percussion Petroleum II, LLC
Notes to Consolidated Financial Statements
movement occurs or if the Company believes the potential for such movement has abated. The Company’s crude oil and natural gas derivative positions consist of swaps and collars. Swaps and collars are designed so that the Company receives or makes payments based on a differential between fixed and variable prices for crude oil and natural gas. The Company utilizes WTI Roll Swaps to mitigate the financial risk associated with the Argus CMA Roll component of the Company’s realized price for physical oil sales.
The periods covered, notional amounts, fixed price and related commodity pricing index of the Company’s outstanding crude oil and natural gas derivative contracts as of December 31, 2022 are set forth in the table below:

Oil Contracts	2023	2024	2025

Collar Contracts (WTI)
Total Volumes	848,861	367,000	—
Weighted Average price per barrel
Floor	$60.00	$60.00	$—
Ceiling	$72.40	$67.25	$—

Three-Way Collar Contracts (WTI)
Total Volumes	2,809,807	3,963,023	—
Weighted Average price per barrel
Sub-floor	$46.84	$48.16	$—
Floor	$56.84	$58.16	$—
Ceiling	$75.14	$78.86	$—

Roll Swaps (WTI vs. CMA)
Total Volumes	4,253,383	—	—
Weighted Average price per barrel	$0.33	$—	$—

Natural Gas Contracts	2023	2024	2025

HHub Swaps
Total Volumes	2,152,200	—	—
Total Weighted Average Swap	$2.92	$—	$—

HHub Collars
Total Volumes	3,606,321	6,778,555	—
Total Weighted Average Floor	$2.80	$3.00	$—
Total Weighted Average Ceiling	$3.59	$3.33	$—

Waha Swaps
Total Volumes	3,650,000	3,660,000	—
Total Weighted Average Swap	($1.94)	($1.06)	$—

Percussion Petroleum II, LLC
Notes to Consolidated Financial Statements

NGL Contracts	2023	2024	2025

Ethane Swaps
Total Volumes	15,693,365	—	—
Total Weighted Average Swap	$0.24	$—	$—

Propane Swaps
Total Volumes	12,453,188	—	—
Total Weighted Average Swap	$0.77	$—	$—

iButane Swaps
Total Volumes	1,704,045	985,388	—
Total Weighted Average Swap	$0.84	$0.79	$—

nButane Swaps
Total Volumes	5,222,830	3,028,411	—
Total Weighted Average Swap	$0.84	$0.79	$—

Gasoline Swaps
Total Volumes	6,814,687	—	—
Total Weighted Average Swap	$1.34	$—	$—
At December 31, 2022 and 2021, respectively, the fair value of derivative instruments is recorded on the consolidated balance sheets as follows:

	2022	2021
Derivative liabilities - current
Gross amounts without effects of netting	$60,154,112	$52,916,279
Effects of netting	(12,236,997)	(14,462,336)

Current portion of derivative liabilities, net	$47,917,115	$38,453,943

Derivative liabilities - non-current
Gross amounts without effects of netting	$74,475,762	$111,103,293
Effects of netting	(33,194,077)	(70,849,048)

Long-term portion of derivative liabilities, net	$41,281,685	$40,254,245

Percussion Petroleum II, LLC
Notes to Consolidated Financial Statements
Note 6. Credit Facility
The Company entered into a bank credit facility (the Credit Facility) on June 29, 2021. Pursuant to the credit agreement, from time to time the Company may borrow up to the lesser of: the available borrowing base, as determined by the credit agreement, or $500,000,000, which is the maximum borrowing capacity of the facility. The borrowing base is re-determined semi-annually each May 1 and November 1. At December 31, 2022, the Company had a maximum borrowing base of $235,000,000 and a remaining borrowing capacity of $10,000,000. The outstanding principal balance was $220,000,000 and outstanding issued letters of credit was $5,000,000 as of December 31, 2022.
During 2022, The Credit Facility was modified and allows for Secured Overnight Financing Rate (“SOFR”) loans and Base Rate Loans (as respectively defined in the Credit Facility). The interest rate on each SOFR Loan will be the adjusted SOFR (subject to a Floor of 0.5%) for the applicable interest period plus a margin between 3.0% and 4.0% (depending on the then-current level of Borrowing Base usage) plus a margin between 0.10% and 0.25% depending on the applicable term. The annual interest rate on each Base Rate Loan is the Federal Funds Rate (as defined in the Credit Facility) plus 0.5% per annum plus a margin between 2.0% and 3.0% (depending on the then-current level of Borrowing Base usage) plus a margin of 0.10%. In addition to interest, the Company must pay a commitment fee of 0.50% on the undrawn portion of the borrowing base.
The Company’s revolving line of credit is secured by all property of the Company and its subsidiaries. It contains various nonfinancial and financial covenants, including a minimum current ratio and maximum net debt to EBITDAX ratio. No amounts were drawn on the letters of credit for the years ended December 31, 2022 and 2021, respectively.
Note 7. Asset Retirement Obligation
A reconciliation of the changes in the estimated asset retirement obligation for years ended December 31, 2022 and 2021 is as follows:

	2022	2021

Balance, beginning January 1,	$2,933,898	$—
Liability incurred upon acquiring and drilling wells	231,650	2,761,751
Accretion expense	355,303	172,147
Settlement of liabilities	(173,491)	—
Liabilities released upon divestiture	(378,730)	—

Balance, ending December 31,	$2,968,630	$2,933,898

Less current portion	—	—

Non-current portion	$2,968,630	$2,933,898
At December 31, 2022 and 2021, all retirement obligations were classified as non-current based on the estimated lives of the Company’s oil and gas properties.
Note 8. Governance, Members’ Equity, and Incentive Units
Capital contributions are based on capital calls, determined by the board of managers. Contribution requests to the Members are based on their commitment and any items in nature of income or gain will

Percussion Petroleum II, LLC
Notes to Consolidated Financial Statements
be applied to the Members' capital accounts in accordance with their earnings interest, as defined by the Membership Agreement. The Company has three classes of members' equity, Classes A, B, and C Units. The rights, privileges, preferences and obligations are provided for in the Company’s Membership Agreement.
All distributions by the Company shall be made to unitholders in accordance with their respective class sharing percentage set forth in the Company’s Membership Agreement. Additionally, net income (loss) is allocated to the unitholders in accordance with their respective partnership percentages.
Incentive Units
Pursuant to the Percussion Petroleum II, LLC Amended Company Agreement (Company Agreement), the Board has authorized issuance of Incentive Units. The Incentive Units do not have an exercise price and do not expire until the Company is dissolved. The incentive units entitle the holder to participate in distributable cash flow generated by the Company in the event that certain payouts are achieved in accordance with the distribution provisions of the Company Agreement. The Incentive Units are accounted for consistent with requirements of ASC Topic 710 due to the payouts being consistent with profit sharing of the Company based on substantive terms of the instruments. Accordingly, no value was attributed to the Incentive Units and no expense recognized at the date of issuance.
Note 9. Related Party Transactions
Transactions between related parties are considered to be related party transactions even though they may not be given accounting recognition. FASB ASC Topic 850, Related Party Disclosures (ASC Topic 850), requires that transactions with related parties that would make a difference in decision making be disclosed so that users of the consolidated financial statements can evaluate their significance.
Carnelian Energy Capital, Catena Resources Operating and Catena Resources Management are considered related parties under ASC Topic 850. The Company provides all services that are generally required for the day-to-day operation of business to Catena Resources, LLC under a Services Agreement. For the year ended December 31, 2021, the Company invoiced Catena $688,863 relating to these services and as of December, 31, 2021, $166,489 of this amount was due from Catena. For the year ended December 31, 2022, the Company invoiced Catena $3,034,378 relating to these services and as of December, 31, 2022, $140,845 of this amount was due from Catena.
Note 10. Commitments and Contingencies
The Company is engaged in oil and gas exploration and production and may become subject to certain liabilities as they relate to environmental cleanup of well sites or other environmental restoration procedures as they relate to the drilling of oil and gas wells and the operation thereof. In the Company’s acquisition of existing or previously drilled wellbores, the Company may not be aware of what environmental safeguards were taken at the time such wells were drilled or during such time the wells were operated. Should it be determined that a liability exists with respect to any environmental clean-up or restoration, the liability to cure such a violation could fall upon the Company.
The Company is subject to legal proceedings and claims that arise in the ordinary course of its business. In the opinion of management, the amount of ultimate liability with respect to these actions will not materially affect the financial position of the Company and an estimate of such liability cannot be reasonably made.

Percussion Petroleum II, LLC
Notes to Consolidated Financial Statements
In 2021, the Company entered into a lease arrangement for its corporate office in Houston, Texas that expires in 2027. For the year ended December 31, 2021 the Company’s office rent was $294,679. For the year ended December 31, 2022 the Company’s office rent was $678,250. Office rent expense is included in general and administrative expenses in the accompanying consolidated statements of operations.
As of December 31, 2022, future commitments are approximately as follows:

	Operating Leases (1)	Delivery Commitments (2)	Total
2023	$658,494	$3,912,462	$4,570,956
2024	672,378	9,824,495	10,496,873
2025	686,262	4,070,525	4,756,787
2026	700,145	4,151,936	4,852,081
2027	175,904	1,033,817	1,209,721
Thereafter	—	—	—
Total	$2,893,183	$22,993,235	$25,886,418
(1) Operating lease consists of contracts for office space.
(2) Delivery commitments represent contractual obligations the Company has entered into for certain gathering, processing and transportation service agreements which require minimum volumes of oil or natural gas to be delivered. The amounts in the table above represent the aggregate undiscounted deficiency fees assuming no delivery of any oil or natural gas.
Note 11. Leases
At contract inception, the Company typically determines whether or not an arrangement contains a lease. However, in connection with the implementation of ASC Topic 842, Leases, this assessment was made as of the adoption date of ASC 842. Upon determination of a lease, a lease right-of-use ("ROU”) asset and related liability are recorded based on the present value of the future lease payments over the lease term. ROU assets represent the Company’s right to use an underlying asset for the lease term, and lease liabilities represent the obligation to make future lease payments arising from the lease.
The Company’s operating lease activities consist of a lease for office space. The Company did not recognize any finance leases. Leases with an initial term of 12 months or less are not recorded on the consolidated balance sheets. Most leases include one or more options to renew, with renewal terms generally ranging from one to three years. The exercise of lease renewal options is at the Company’s sole discretion. Certain leases also include options to purchase the leased property. The depreciable life of assets and leasehold improvements is limited by the expected lease term, unless there is a transfer of title or purchase option reasonably certain of exercise. None of the lease agreements include variable lease payments. The lease agreements do not contain any material residual value guarantees or material restrictive covenants.

Percussion Petroleum II, LLC
Notes to Consolidated Financial Statements
Expenses related to short-term leases are recognized on a straight-line basis over the lease term as either expenses to the consolidated statements of operations or capitalized within the consolidated balance sheets. The amounts paid during 2022 for short-term leases less than 12 months are as follows:

2022
Operating lease cost	$201,553
Short-term lease cost	1,895,367
Total lease cost	$2,096,920
The following table shows the classification and location of the Company’s leases on the consolidated balance sheets:

Type	Balance Sheet Location	2022
Assets:
Operating lease right-of-use asset	Other assets	$2,482,471
Liabilities:
Operating lease liability, current	Current other liabilities	$553,408
Operating lease liability, noncurrent	Noncurrent other liabilities	$2,076,610
Minimum contractual obligations for the Company’s leases (undiscounted) as of December 31, 2022 were as follows:

Operating
Total lease payments	$2,893,183
Less: present value discount	(263,165)
Present value of lease liabilities	$2,630,018
The discount rate used for operating leases is based on the Company’s risk-free rate at lease commencement and may be adjusted if modifications to lease terms or lease reassessments occur.

2022
Weighted average remaining life - operating leases	4.33
Weighted average discount rate - operating leases	3.68%
Note 12. Supplemental Information About Oil & Gas Production Activities (Unaudited)
Estimated Quantities of Proved Oil and Gas Reserves
The reserve estimates presented below are prepared in accordance with SEC regulations. The Company’s independent reserve engineers, Netherland, Sewell & Associates, Inc. (NSAI), prepared the estimates of the Company’s proved reserves as of December 31, 2022 and the related pre-tax future net cash flows. The individuals performing reserves estimates possess professional qualifications and demonstrate competency in reserves estimation and evaluations. The estimates of proved reserves are inherently imprecise and are continually subject to revision based on production history, results of additional exploration and development, price changes and other factors. The following reserve data represents estimates only and should not be deemed exact.
Reserve estimates are based on an unweighted arithmetic average of commodity prices during the 12-month period, using closing prices on the first day of each month, as defined by the SEC. The

Percussion Petroleum II, LLC
Notes to Consolidated Financial Statements
following table discloses changes in the estimated quantities of proved reserves, all of which are in the state of Texas:

	Crude Oil (Bbls)	Natural Gas (Mcf)	Natural Gas Liquids (Bbls)	(Boe)
Proved reserves
Beginning of period - January 1, 2022	131,160,000	158,092,000	34,128,000	191,636,667
Revisions of previous estimates	(45,132,125)	(62,362,878)	(10,929,202)	(66,455,140)
Extensions	2,878,720	3,597,770	893,446	4,371,794
Divestiture of reserves	(30,227,710)	(38,454,213)	(8,288,425)	(44,925,171)
Production	(3,401,885)	(3,305,179)	(907,319)	(4,860,067)
End of period - December 31, 2022	55,277,000	57,567,500	14,896,500	79,768,083
For the year ended December 31, 2022, the Company’s negative revisions of 66,455,140 Boe of previously estimated quantities consisted of performance revisions of proved developed producing wells and revisions of the Company’s 5-year future development plan of proved undeveloped locations. Additionally, the Company divested certain properties which reduced previously estimated quantities by 44,925,171 Boe.
Capitalized Costs
Capitalized costs related to oil and natural gas production activities with applicable accumulated depreciation, depletion, amortization and impairment for the year ended December 31, 2022 are as follows:

2022
Oil and gas properties, full cost
Proved and unproved properties	$621,942,573
Other property & equipment	3,325,826
Accumulated depreciation, depletion and amortization	(101,440,354)
Total oil and gas properties, net	$523,828,045
Costs Incurred
Costs incurred in oil and natural gas property acquisitions, exploration and development activities for the year ended December 31, 2022 are as follows:

2022
Acquisition costs	$10,003,224
Development costs	408,033,330
Exploration costs	130,000
Total costs incurred	$418,166,554
Standardized Measure of Discounted Future Net Cash Flows
The following tables present the standardized measure of future net cash flows related to estimated proved oil and natural gas reserves together with changes therein. It should not be assumed that the

Percussion Petroleum II, LLC
Notes to Consolidated Financial Statements
future net cash flows or the discounted future net cash flows, referred to in the tables below, represent the fair value of the Company’s estimated oil and natural gas reserves.
The estimates of future cash flows and future production and development costs as of December 31, 2022, are based on the realized prices which reflect adjustments to the benchmark prices for quality, transportation fees, geographical differentials, marketing or deductions and other factors affecting the price received at the delivery point. All realized prices are held constant over the forecast period for all reserve categories in calculating the discounted future net cash flows. In accordance with SEC regulations, the proved reserves were anticipated to be economically producible from the “as of date” forward based on existing economic conditions, including prices and costs at which economic producibility from a reservoir was determined. These costs, held flat over the forecast period, include development costs, operating costs, ad valorem and production taxes and abandonment costs after salvage. Future income tax expenses are computed using the appropriate year-end statutory tax rates applied to the future pretax net cash flows from proved oil, NGL and natural gas reserves, less the tax basis of the Company's oil and natural gas properties. The estimated future net cash flows are then discounted at a rate of 10%.
The following average realized prices were used in the calculation of proved reserves and the standardized measure of discounted future net cash flows for the year ended December 31, 2022:

2022
Oil ($/Bbl)	$95.14
Natural gas ($/Mcf)	$5.00
NGLs ($/Bbl)	$40.02
The following table presents the standardized measure of future net cash flows related to estimated proved oil and natural gas reserves together with changes therein:

2022
(in thousands)

Future cash inflows	$6,143,028
Future costs
Production	(1,767,016)
Development and net abandonment	(682,836)
Future net inflows before income taxes	3,693,176
Future taxes	(32,252)
Future net cash flows	3,660,924
10% discount factor	(2,046,105)
Standardized measure of discounted future net cash flows	$1,614,819

Percussion Petroleum II, LLC
Notes to Consolidated Financial Statements
The following table presents the changes in the standardized measure of discounted future net cash flows related to the proved oil and gas reserves of the Company for the year ended December 31, 2022:

2022
(in thousands)

Standardized measure at the beginning of the period	$2,297,123
Net change in prices and production costs	791,366
Net change in future development costs	46,290
Oil & Gas net revenue	(289,891)
Extensions	72,068
Divestiture of reserves	(534,400)
Revisions of previous quantity estimates	(788,638)
Previously estimated development costs incurred	197,485
Net change in taxes	13,279
Accretion of discount	232,517
Changes in timing and other (1)	(422,380)
Standardized measure at the end of period	$1,614,819
(1) The changes in timing and other are related to revisions in the Company’s estimated timing of production and development. As of December 31, 2022, Management had revised the Company’s future development plan and reduced the pace of drilling from a three-rig program to a one-rig program. As a result, the above line for “Changes in timing and other” includes a charge of $516,829,190.